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                                                                    EXHIBIT 10.2


                         RESTRICTIVE COVENANT AGREEMENT

         This RESTRICTIVE COVENANT AGREEMENT ("Agreement") is by and between Michael E. Ducey ("Executive") and Compass Minerals International, Inc. by and on behalf of itself and any parent companies, successor companies, affiliated companies, and assigns (hereinafter referred to collectively as "Company").

         In consideration of the Employment and Consulting Agreement by and between Executive and Company, Executive agrees as follows.

1. NON-SOLICITATION AGREEMENT.

         a. ACKNOWLEDGMENTS. Executive acknowledges Company's confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company's most important assets. Executive further acknowledges that, in his/her employment with Company, he/she will have access to such information/relationships and be responsible for developing and maintaining such information/relationships.

         b. NON-SOLICITATION OF EMPLOYEES. Executive agrees that, from the date of his execution of this Agreement through his 65th birthday, Executive will not directly or indirectly, whether for Executive's benefit or for the benefit of a third party, recruit, solicit, or induce, or attempt to recruit, solicit, or induce: (1) anyone employed by Company to terminate employment with, or otherwise cease a relationship with, Company; or (2) anyone employed by Company at any time during the immediately preceding 12 months to provide services of any kind to a competitor of Company. Executive further agrees that, in the event any individual within the groups defined by (1) and (2) of this paragraph 1.b. approaches Executive about providing services to a Company competitor, Executive shall reject such approach and not hire/otherwise engage/supervise such individual.

         c. NON-SOLICITATION OF CUSTOMERS. Executive agrees that, from the date of his execution of this Agreement through his 65th birthday, Executive will not directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of Company. Executive further agrees Executive will not, for the period specified in this paragraph 1.c., do business in any way with any entity covered by this paragraph 1.c.

2. NON-COMPETITION AGREEMENT

         a. ACKNOWLEDGMENTS. Executive acknowledges Company's confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company's most important assets. Executive further acknowledges that, in his employment with Company, he will have access to such information/relationships and be responsible for developing and maintaining such information/relationships.




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         b. RESTRICTION ON COMPETITION. Executive agrees that, from the date of his execution of this Agreement through his 65th birthday, Executive will not directly or indirectly compete with the business of Company as it existed/exists through the termination of his employment with Company or through his return to the Company during the Leave Period or Consulting Period (as defined in the Employment And Consulting Agreement), whichever is later. This agreement not to compete means Executive will not, among other things, whether as an employee, independent contractor, consultant, owner, officer, director, stockholder (except as purely passive investments amounting to no more than five percent of the voting equity), partner, or in any other capacity (1) be affiliated with any business competitive with Company; (2) solicit orders for any product or service that is competitive with the product or services provided by Company; or (3) accept employment with a business that sells or buys products or services competitive with the products or services of Company. The restriction on competition in this paragraph extends to all geographic areas serviced by Company.

3. GENERAL PROVISIONS.

         a. LEGAL AND EQUITABLE RELIEF. Executive specifically acknowledges and agrees that, in interpreting/enforcing this Agreement, a court should honor the parties' intent to the maximum extent possible. As such, Executive specifically acknowledges and agrees (1) the restrictions in paragraphs 1-2 are necessary for the protection of the legitimate business interests, goodwill, and Confidential Information of Company; (2) the duration and scope of the restrictions in paragraphs 1-2 are reasonable as written; (3) in any action to enforce this Agreement, Executive shall not challenge the restrictions in paragraphs 1-2 as unenforceable; (4) if a court of competent jurisdiction determines the restrictions in paragraphs 1-2 are overbroad, then such court should modify those restrictions so as to be enforceable rather than void the restrictions regardless of any law or authority to the contrary, it being the parties' intent in this Agreement to restrain unfair competition; and (5) in the event of any actual or anticipatory breach, Company shall, to the maximum extent allowed, have the right to suspend bonus payments, benefits, and/or any exercise of stock options. Executive further specifically acknowledges and agrees any breach of paragraphs 1-2 will cause Company substantial and irrevocable damage and, therefore, in addition to such other remedies that may be available, including the recovery of damages from Executive, Company shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of paragraphs 1-2. The parties further specifically acknowledge and agree that, in any legal proceeding to enforce this Agreement, the prevailing party shall be entitled to recover its/his costs and fees incurred, including attorney's fees, expert witness fees, and out-of-pocket costs, in addition to any other relief it/he may be granted.

         b. SEVERABILITY. The terms and provisions of this Agreement are severable in whole or in part. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid, illegal, or unenforceable, then the remaining terms and provisions shall remain in full force and effect.



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         c. ASSIGNMENT. Executive may not assign this Agreement. Company may assign this Agreement in its discretion, including but not limited to any parent/subsidiary company or successor in interest to the business, or part thereof, of Company only in conjunction with Company's assignment of the Employment And Consulting Agreement.

         d. GOVERNING LAW AND CONSENT TO JURISDICTION. Interpretation/enforcement of this Agreement shall be subject to and governed by the laws of the State of Kansas, irrespective of the fact that one or both of the parties now is or may become a resident of a different state and notwithstanding any authority to the contrary. Executive hereby expressly submits and consents to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Kansas, notwithstanding any authority to the contrary. Employee further agrees that, in any action to interpret/enforce this Agreement, Employee will not challenge the provisions of this paragraph 3.d.

         e. NO CONFLICTING AGREEMENTS. Executive represents to Company (1) there are no restrictions, agreements, or understandings whatsoever to which Executive is a party that would prevent or make unlawful Executive's execution or performance of this Agreement or employment with Company and (2) Executive's execution of this Agreement and employment with Company does not constitute a breach of any contract, agreement, or understanding, oral or written, to which Executive is a party or by which Executive is bound.

         f. DISCLOSURE OF AGREEMENT. In the event Company has reason to believe Executive has breached or may breach this Agreement, Executive agrees Company may disclose this Agreement, without risk of liability, to a current or prospective employer of Executive or other business entity.

         g. SURVIVAL. The obligations contained in this Agreement survive the termination, for any reason whatsoever, of Executive's employment with Company (regardless of who initiates such termination) and shall thereafter remain in full force and effect as written (e.g., Sections 1.b.-c. and 2.b. shall survive until Executive's 65th birthday). The obligations contained in this Agreement also survive the promotion, transfer, demotion, and/or other change to the terms/conditions of Executive's employment, regardless of reason, and shall thereafter remain in full force and effect as written.

         h. NATURE OF AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings, if any, between the parties with respect to such matters. This Agreement may be modified or amended only by an agreement in writing signed by both parties. This is not an employment agreement.

         i. NO WAIVER. The failure of either party to insist on the performance of any of the terms or conditions of this Agreement, or failure to enforce any of the provisions of this Agreement, shall not be construed as a waiver or a relinquishment of any such




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provision. Any waiver or failure to enforce on any one occasion is effective only in that instance, and the obligations of either party with respect of any provision in this Agreement shall continue in full force and effect.

         j. ATTORNEY REVIEW. Executive acknowledges and agrees either that he has consulted with independent legal counsel regarding this Agreement or has, in his discretion, elected to sign this Agreement without advice of legal counsel.

         k. BOARD APPROVAL. This Agreement is subject to approval by Company's Board of Directors and shall not become effective and/or enforceable unless and until such approval.





November 3, 2005                     /S/ MICHAEL E. DUCEY
---------------------------          -------------------------------------
Date                                 Michael E. Ducey

                                     COMPASS MINERALS GROUP


                                     By: /S/ DAVID D'ANTONI
                                          ---------------------------------
                                     Date: NOVEMBER 3, 2005
                                          ---------------------------------
                                     Title: Compensation Committee Chairman
                                           --------------------------------


Approved by the Board of Directors on November 3, 2005.